UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2014

Neff Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36752	30-0843609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3750 N.W. 87th Avenue, Suite 400 Miami, FL 33178	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code: (305) 513-3350

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2014, the Board of Managers of Neff Holdings LLC, a wholly-owned subsidiary of Neff Corporation (the “Company”), approved the Second Amendment to the Sale Transaction Bonus Plan (the “Second Amendment”), which amends Neff Holdings LLC’s Amended and Restated Sale Transaction Bonus Plan (as amended by the Second Amendment, the “Transaction Bonus Plan”) previously filed as Exhibit 10.13 to the Company’s registration statement (the “Registration Statement”) on Form S-1 (File No. 333-198559).  On December 29, 2014, the Compensation Committee of the Board of Directors of the Company adopted the Transaction Bonus Plan as a sub-plan under the Company’s 2014 Senior Executive Bonus Plan, previously filed as Exhibit 10.11 to the Company’s Registration Statement, for purposes of the employee participants.  The Second Amendment revises the definition of “Sale Transaction” under the Transaction Bonus Plan in order to provide for a payout to plan recipients upon certain types of offerings and sales not covered by the original definition.  The revised definition of “Sale Transaction”, like the definition prior to the effectiveness of the Second Amendment, requires that the relevant offering or sale involve aggregate cash proceeds of at least $175.0 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFF CORPORATION

Date: December 31, 2014	By:	/s/ GRAHAM HOOD
Graham Hood
Chief Executive Officer

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